Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this first amendment to the Registration Statement (No. 333-211402) on Form S-1 of Multi Packaging Solutions International Limited of our report dated November 14, 2014 relating to the carve-out financial statements of the US Folding Carton and Lithographic Printing Business of Atlas AGI Holdings, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 23, 2016